Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 33-14190 on Form N-1A of our report dated June 23, 2008, relating to the financial statements and financial highlights of Merrill Lynch Funds For Institutions Series, including Merrill Lynch Premier Institutional Fund, Merrill Lynch Institutional Fund, Merrill Lynch Select Institutional Fund, Merrill Lynch Government Fund, Merrill Lynch Treasury Fund, and Merrill Lynch Institutional Tax-Exempt Fund appearing in the Annual Report on Form N-CSR of Merrill Lynch Funds For Institutions Series for the year ended April 30, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 27, 2008